CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A of our report dated April 1, 2014, relating to the financial statements of Dodge & Cox Global Bond Fund, L.L.C., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 7, 2014